Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Global Ship Lease, Inc. of our report dated March 19, 2021 relating to the consolidated financial statements, which appears in Global Ship Lease, Inc.'s Annual Report on Form 20-F for the year ended December 31, 2020.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers S.A.

Athens, Greece
August 20, 2021